Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Ashford Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-227729) of our report dated March 8, 2019, relating to the consolidated financial statements of Ashford Inc. appearing in Ashford Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Dallas, Texas
January 30, 2020